G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT


                                                            330 E. Warm Springs
                                                            Las Vegas, NV 89119
                                                                   702.257.1984
                                                               702.362.0540 fax





February 6, 2002


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my reports of July 17, 2001, on the Financial Statements of Shiprock, Inc. for the period ended June 30, 2001 and the years ended December 31, 2000 and 1999, in its Form 10SB/A filing to be filed with the US Securities and Exchange Commission.

Signed,

/s/ G. Brad Beckstead
---------------------
    G. Brad Beckstead








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